UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2009

P.F. Chang’s China Bistro, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-25123	86-0815086
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7676 E. Pinnacle Peak Road, Scottsdale, Arizona	85255
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 888-3000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 5, 2009, P.F. Chang’s China Bistro, Inc. (the “Company”) issued a press release announcing that its President, Robert Vivian, will join Rick Federico as co-CEO, effective immediately.

Mr. Federico will be directly responsible for the operations of the Company’s two restaurant brands, P.F. Chang’s China Bistro and Pei Wei Asian Diner, as well as the Marketing and People Services teams. Mr. Vivian will assume responsibility for the remaining support teams including Finance, Legal, Development, Supply Chain Management and Management Information Systems. In addition, Mr. Vivian will be added to the Company’s Board of Directors.

Mr. Vivian has served as President of the Company since December 2000. Prior to December 2000, Mr. Vivian served as Chief Financial Officer for the Company since joining P.F. Chang’s China Bistro, Inc. in 1996.

The full text of the press release is attached as Exhibit 99.1 to this report and is hereby incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	January 5, 2009 Press Release by P.F. Chang’s China Bistro, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2009	P.F. Chang’s China Bistro, Inc.
/s/ Mark D. Mumford

Mark D. Mumford Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	January 5, 2009 Press Release by P.F. Chang’s China Bistro, Inc.